UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2014

HARBINGER GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4219	74-1339132
(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 30th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 906-8555
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On May 29, 2014, Harbinger Group Inc. (“HGI”) issued a press release announcing the early tender results of its previously announced offer (the “Offer”) to exchange a portion of its outstanding 7.875% Senior Secured Notes due 2019 (the “Senior Secured Notes”) for up to $350,000,000 aggregate principal amount (the “Tender Cap”) of new 7.750% Senior Notes due 2022 (the “Additional Unsecured Notes”).  A copy of the press release is filed with this Current Report as Exhibit 99.1.

As of the early tender time of 5:00 pm, New York City time, on Wednesday, May 28, 2014 (the “Early Tender Time”), $407,299,000 in aggregate principal amount, or approximately 44%, of the outstanding Senior Secured Notes have been validly tendered and not withdrawn. As the Offer is oversubscribed, HGI has accepted for exchange tendered Senior Secured Notes on a prorated basis in the manner described in HGI’s offering memorandum, dated May 14, 2014, and the related letter of transmittal (together, the “Offer Documents”).  The approximate proration factor was approximately 78.73%.

Settlement for the Senior Secured Notes accepted for exchange is expected to be made on Friday, May 30, 2014.  On May 30, 2014, participating holders will receive $1,091.71 principal amount of Additional Unsecured Notes for each $1,000 principal amount of Senior Secured Notes accepted by HGI, subject to the Tender Cap, the required proration discussed above and rounding to accommodate minimum denominations as set forth in the Offer Documents. Following settlement on May 30, 2014, HGI is expected to have approximately $604.4 million in aggregate principal amount of the Senior Secured Notes outstanding and approximately $550.0 million in aggregate principal amount of its 7.750% Senior Notes due 2022 outstanding.

Upon HGI’s acceptance of the Senior Secured Notes validly tendered (and not withdrawn) in the Offer, subject to the terms discussed above, the First Supplemental Indenture, dated as of May 23, 2014, by and between HGI and Wells Fargo Bank, National Association, relating to the indenture governing the Senior Secured Notes shall become operative.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

The following exhibit is being filed with this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Press release issued by Harbinger Group Inc. on May 29, 2014.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

HARBINGER GROUP INC.

By:	/s/ Ehsan Zargar
	Name:	Ehsan Zargar
	Title:	Senior Vice President, Deputy General Counsel and Corporate Secretary

 Dated:  May 29, 2014

Exhibit No.	Description

99.1	Press release issued by Harbinger Group Inc. on May 29, 2014.